Exhibit 10.9

SHARE REPURCHASE AGREEMENT

This SHARE repurchase agreement is made on August 7, 2018

PARTIES

1	The persons whose names and addresses are set out in the Schedule (together, the Vendors); and

2	MMTEC, INC., a company incorporated under the laws of the British Virgin Islands with company number 1966158 (the Company).

OPERATIVE PROVISIONS

1	Definition

1.1	In this Agreement, the Shares means the shares of US$0.001 par value each of the Company set out in Schedule.

2	Agreement for sale and purchase

2.1	The Vendors agree to sell (with full title guarantee) to the Company, and the Company agrees to purchase from the Vendors, the Shares on the terms of this Agreement.

3	Purchase price

3.1	The total purchase price for the Shares is the sum of US$36,000, payable to the Vendors on completion in proportion to their respective holdings of the Shares as set out in Schedule.

4	Completion

4.1	The sale and purchase of the Shares is to be completed immediately after exchange of this Agreement at which time:

(a)	the Vendors must deliver to the Company:

(i)	a signed copy of this Agreement, signed by each Vendor that he/it accepts payment of the purchase price for his Shares under this Agreement in full satisfaction of all rights he may have against the Company in respect of those Shares; and

(ii)	the relevant share certificates in respect of the Shares for cancellation; and

(b)	the Company must deliver to the Vendors:

(i)	cash or a cheque for the purchase price payable in respect of the Shares; and

(ii)	a certified copy of the board resolutions of the Company authorising the purchase of the Shares by the Company; and

(iii)	if required, a share certificate representing the balance of the shares of the Company held by each Vendor.

5	Representations and Warranties by the Vendors

5.1	Each of the Vendor hereby represents and warrants to the Company as of the date hereof as follows:

(a)	the Shares are free from all charges, liens, equities, encumbrances, claims or restrictions whatsoever (the Encumbrances) and together with all rights which are now, or at any time hereafter may become, attached to them;

(b)	the execution, delivery and performance of this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute, a default under, its constitutional documents, any agreement, representation, commitment, guarantee, assurance or instrument by which the Vendor has executed and is bound, or (ii) result in any violation of any statute or any order, rule or regulation, any judgment or order or sanctions of the court or competent authority;

(c)	the Vendor is the sole owner of the relevant Shares free from all Encumbrances;

(d)	the Shares are fully paid or properly credited as fully paid and there is no liability to pay any additional contributions on the Shares;

(e)	the Vendor has obtained all corporate authorisations (as applicable) and all other governmental, statutory, regulatory or other consents, licences or authorisations required to empower it to enter into and perform its obligations under this Agreement;

(f)	the Vendor is not a party to any litigation, arbitration or administrative proceedings which are in progress, threatened or pending by or against or concerning it or any of its assets and the Vendor is not aware of any circumstances which are likely to give rise to any such proceedings; and

(g)	the Vendor is not insolvent under the laws of its jurisdiction of incorporation, neither unable to pay its debts as they fall due nor has proposed nor is liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) could receive less than the amounts due to them. There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning the Vendor and no events have occurred which would justify such proceedings. No steps have been taken with a view to appointing an administrator or receiver in relation to the Vendor or any of their assets and no steps have been taken to enforce any security over any assets of the Vendor and no event has occurred to give the right to enforce such security.

6	Governing Law and Jurisdiction

6.1	This Agreement shall be governed by and construed in accordance with the law of the British Virgin Islands.

6.2	For the benefit only of both parties, the parties irrevocably agree that the courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes and to entertain any suit, action or proceedings in each case arising out of or in connection with this Agreement.

7	Entire Agreement

7.1	This is the entire agreement between the parties, and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever other than as set out in the Agreement. Any agreement hereafter made shall be ineffective to change, modify, discharge or affect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. This Agreement shall not be subject to any claim of mistake of fact.

8	Counterparts

8.1	This Agreement may be executed in counterpart copies, and execution shall be effective by means of an executed agreement, including an email thereof that has attached a scanned copy of the executed agreement, or facsimile of a copy of the executed agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and binding.

EXECUTION

Executed on the date that first appears.

The Company

For and on behalf of

MMTEC, Inc.

/s/ FAN ZHEN

Name: FAN ZHEN

Title: CEO

[Signature page to Repurchase Agreement]

THE VENDORS

/s/ FAN ZHEN	/s/ SUN JISHAN
FAN ZHEN	SUN JISHAN

For and on behalf of Lucky Consluting Limited

/s/ WEN XIANGDONG
WEN XIANGDONG	/s/ ZHANG YONG
By: ZHANG YONG
Title: DIRECTOR

For and on behalf of Rate Technology Limited
/s/ LI ZHENGFEI
LI ZHENGFEI
/s/ RUAN QIAN
By: RUAN QIAN
Title: DIRECTOR

For and on behalf of Length Technology Limited	For and on behalf of MMBD INFORMATION TECHNOLOGY LIMITED

/s/ LUAN QINGYI	/s/ FAN ZHEN
By: LUAN QINGYI	By: FAN ZHEN
Title: DIRECTOR	Title: DIRECTOR

/s/ ZHENG WEIBIN	/s/ HINMAN AU
ZHENG WEIBIN	HINMAN AU

/s/ L1U DANDAN	/s/ ZHENG LIJUAN
L1U DANDAN	ZHENG LIJUAN

/s/ ZOU ZUHUA	/s/ WU DONG
ZOU ZUHUA	WU DONG

[Signature page to Repurchase Agreement]

SCHEDULE

LIST OF VENDORS' SHARES TO BE REPURCHASED

Name of Shareholder (Vendor)	No. of shares held	Shares to be repurchased	Consideration of Repurchase		Shares held after repurchase	Percentage
FAN ZHEN	8,748,000	5,832,000	US$	5,832	2,916,000	16%
WEN XIANGDONG	9,288,000	6,192,000	US$	6,192	3,096,000	17%
Rate Technology Limited	5,400,000	3,600,000	US$	3,600	1,800,000	10%
Length Technology Limited	7,020,000	4,680,000	US$	4,680	2,340,000	13%
ZHENG WEIBIN	1,890,000	1,260,000	US$	1,260	630,000	4%
LIU DANDAN	2,673,000	1,782,000	US$	1,782	891,000	5%
ZOU ZUHAU	2,673,000	1,782,000	US$	1,782	891,000	5%
SUN JISHAN	5,454,000	3,636,000	US$	3,636	1,818,000	10%
Lucky Consluting Limited	2,629,800	1,753,200	US$	1,753.20	876,600	5%
LI ZHENGFEI	648,000	432,000	US$	432	216,000	1%
MMBD INFORMATION			US$	1,895.76
TECHNOLOGY LIMITED	2,843,640	1,895,760			947,880	5%
HINMAN AU	1,080,000	720,000	US$	720	360,000	2%
ZHENG LIJUAN	1,080,000	720,000	US$	720	360,000	2%
WU DONG	2,572,560	1,715,040	US$	1,715.04	857,520	5%
Total Shares issued:	54,000,000	36,000,000	US$	36,000	18,000,000	100%